Exhibit 99.1

AirNet Announces Second Quarter 2004 Financial Results

    MELBOURNE, Fla.--(BUSINESS WIRE)--Aug. 12, 2004--AirNet
Communications Corporation (Nasdaq:ANCC):

    Second Quarter Highlights and Recent Events

    --  Net 2Q Revenue was $5.4M representing a 23% increase from 2Q
        2003 levels

    --  Gross Margins for 2Q were $1.4M or 25% compared to $0.9M or
        21% in 2Q 2003

    -- Loss from Operations was $4.3M which included $2.3M of non-cash stock option charges compared with our 2Q 2003 loss of $2.5M which included $0.003M of non-cash option charges

    -- Net Loss Attributable to Common Stock in 2Q was $5.6M or ($0.09) per share and included $1.3M (EPS impact of ($0.02)) of non-cash interest charges associated with the $16M Senior Secured Convertible Debt financing consummated in August 2003 and the $2.3M (EPS impact of ($0.04)) of non-cash stock option charges

    -- Cash Flow from Operations for the six months ended June 30, 2004 was ($3.4M) vs. ($3.1M) during the same period in 2003

    -- Received approximately $3M in new purchase orders from Alcatel for deployment with Dobson Communications, the largest independent operator in North American rural markets

    -- Received customer acceptance from MBO Wireless for the AdaptaCell(R) SuperCapacity(TM) base station deployed in Warner, Oklahoma; proceeding with Alcatel to deploy the next phase in Muskogee, Oklahoma

    -- Received $1.1M of new orders from HafaTEL for deployment in Guam

    -- Closed a $5.5M sale of common stock to certain institutional investors in April 2004

    -- In August 2004, received $1.1M of new orders from TECORE for deployment with Afghan Wireless

    AirNet Communications Corporation (Nasdaq:ANCC) today reported financial results for its second quarter ending June 30, 2004.

    Financial Results for the Second Quarter

    The Company reported net revenue of $5.4 million in the second quarter, compared to $4.4 million in the second quarter of 2003. Gross margin for the second quarter of 2004 was $1.4 million or 25.0% compared to year ago margins of $0.9 million or 21.0%. Operating expenses for the second quarter were $5.7 million compared to $3.4 million in the second quarter of 2003 driven primarily by a $2.3 million non-cash stock option charge in 2Q 2004. The loss from operations was $4.3 million, which included a $2.3 million non-cash stock option charge that resulted from the granting of options to employees following the Senior Secured Convertible Debt transaction, compared to a loss of $2.5 million, which included $0.003 million of non-cash stock option charges in 2Q 2003. The second quarter 2004 net loss attributable to common stock was $5.6 million or ($0.09) per share vs. $3.1 million loss or ($0.13) per share in 2Q 2003. The second quarter 2004 loss included non-cash interest and stock option charges totaling $3.7 million with an EPS impact of ($0.06) per share. Cash Used in Operating Activities for the first half of 2004 was $3.4 million, compared to a use of cash of $3.1 million in the first half of 2003. Financing activity for the first half of 2004 generated $7.1 million of cash, including $2.0 million received during the period, from the $16.0 million Senior Secured Convertible Debt financing completed in August 2003, and $5.1 million of net proceeds from the $5.5 million sale of common stock to certain institutional investors in April 2004. The Company has received $13.0 million in installment payments pursuant to the Convertible Debt financing through August 12, 2004.
    Per share amounts for the second quarter of 2004 results were based on weighted average shares of 63 million and excludes approximately 134 million shares issuable upon the conversion of the Senior Secured Convertible Debt and related interest, and shares underlying outstanding options because the effect of including those shares would be anti-dilutive.

    Outlook

    Through a series of expense reduction efforts and product cost initiatives, the Company estimates that it can achieve positive cash flow from operations with revenue of approximately $12.0 million per quarter based on 2003 gross margins. To address the need for revenue growth, our sales strategy focuses on OEM resellers to sell and distribute our products. During the second quarter of this year, Alcatel and an undisclosed defense contractor generated $1.5 million of revenue. TECORE, our long-standing OEM reseller also successfully secured $1.1 million of expansion orders from Afghan Wireless. The Company continues to look for ways to strengthen the competitiveness of its product portfolio and leverage its core technology through the recent introduction and sale of the AdaptaCell SuperCapacity base station incorporating adaptive array technology and the RapidCell(TM) base station.
    Commenting on the second quarter, Glenn Ehley, President and CEO of AirNet Communications stated, "We had a notable second quarter with regard to revenue. Through Alcatel, we secured our first purchase orders with Dobson Communications, the largest independent provider of wireless service to rural North America. Recently, our outstanding customer service department assisted us in obtaining purchase orders from TECORE for deployment in Afghanistan. AirNet is at a critical juncture in terms of execution. We must expand our revenue base with our OEM resellers, our new products or through other strategic alliances."

    Conference Call

    AirNet's management will host a conference call at 4:30 p.m. ET today to discuss the results and provide an outlook for the third quarter. Those interested in listening to the conference call should dial (785) 424-1051, Conference ID: AIRNET. For those who cannot participate in the live conference call, a replay will be available beginning at 8:00 p.m. ET on Thursday, August 12, 2004, until 11:59 p.m. ET on August 23, 2004. The replay number for the conference call is (402) 220-1122.

    About AirNet

    AirNet Communications Corporation is a leader in wireless base stations and other telecommunications equipment that allow service operators to cost-effectively and simultaneously offer high-speed wireless data and voice services to mobile subscribers. AirNet's patented broadband, software-defined AdaptaCell(R) SuperCapacity(TM) adaptive array base station solution provides a high-capacity base station with a software upgrade path to high-speed data. The Company's AirSite(R) Backhaul Free(TM) base station carries wireless voice and data signals back to the wireline network, eliminating the need for a physical backhaul link, thus reducing operating costs. The Company's RapidCell(TM) base station provides government and military communications users with up to 96 voice and data channels in a compact, rapidly deployable design capable of processing multiple GSM protocols simultaneously. AirNet has 69 patents issued or filed and has received the coveted World Award for Best Technical Innovation from the GSM Association, representing over 400 operators around the world. More information about AirNet may be obtained by visiting the AirNet Web site at http://www.airnetcom.com.

    Safe Harbor Statement Under the Private Securities Litigation
Reform Act of 1995 and Other Applicable Law

    Certain statements in this news release may constitute forward-looking statements within the meaning of the United States Private Securities Litigation Reform Act of 1995 (the Reform Act),
Section 27A of the United States Securities Act of 1933 and Section 21E of the United States Securities and Exchange Act of 1934. These forward-looking statements may relate to anticipated financial performance, management's plans and objectives for future operations, business prospects, market conditions, financial forecasts and other matters. All statements contained in this news release that do not relate to matters of historical fact should be considered forward-looking statements, and are generally identified by words such as "anticipate," "prospects," "believe," "estimate," "expect," "intend," "plan" and "objective" and other similar expressions. Readers should not place undue reliance on the forward-looking statements contained in this news release. Such statements are based on management's beliefs and assumptions and on information currently available to management and are subject to risks, uncertainties and changes in condition, significance, value and effect. Such risks or uncertainties include the following: there can be no assurance that the Company will be successful in obtaining new business or that any of the Company's OEM resellers will purchase any further products from the Company; that the Company may not successfully execute to its business plan in the absence of improved telecom market conditions, internal execution of product development deadlines and improved competitive capabilities in the face of declining sale prices for GSM networking equipment, that the Company's lenders may foreclose on all assets of the Company (including all intellectual property rights) in the event of a default under the security agreement associated with the senior debt financing, that installment payments on the notes sold in the financing may not be paid when due; and that the Company may not be able to continue to operate as a going concern even after the consummation of, and payment of the remaining installments due to the Company under the financing. These and other risks are detailed in reports and documents filed by the Company with the United States Securities and Exchange Commission. Such risks, uncertainties and changes in condition, significance, value and effect, many of which are beyond the Company's control, could cause the Company's actual results and other future events to differ materially from those anticipated. The Company does not, however, assume any obligation to update these forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting such forward-looking statements.
    AirNet(R) AdaptaCell(R), and AirSite(R) are registered trademarks with the U.S. Patent and Trademark Office. The stylized AirNet mark, Super Capacity(TM), TripCap(TM), Backhaul Free(TM), and RapidCell(TM) are trademarks of AirNet. Other names are registered trademarks or trademarks of their respective holders.

    Financial Schedules

    --  Condensed Statements of Operations

    --  Cash Flow Summary

    --  Condensed Balance Sheets




                         FINANCIAL STATEMENTS
 (all numbers in $000's except per share data and shares outstanding)
          (All financial information included is unaudited.)
                  CONDENSED STATEMENTS OF OPERATIONS

                        For the three months     For the six months
                               ended                   ended
                              June 30,                June 30,
                          2004        2003        2004        2003
                       ----------- ----------- ----------- -----------

REVENUES
  Equipment Revenues       $3,694      $3,180      $6,214      $4,621
  Services Revenues         1,748       1,260       3,233       1,614
                       ----------- ----------- ----------- -----------
    Total Net Revenues      5,442       4,440       9,447       6,235

COST OF REVENUES
  Equipment Cost of
   Revenues                 2,924       2,526       4,954       3,631
  Services Cost of
   Revenues                 1,157         785       1,832       1,108
  Write-down of excess
   and obsolete
   inventory                    -         196         200         196
                       ----------- ----------- ----------- -----------
    Total Cost of
     Revenues               4,081       3,507       6,986       4,935
                       ----------- ----------- ----------- -----------
  Gross profit              1,361         933       2,461       1,300

OPERATING EXPENSES (1):
  Research and
   development              2,645       2,062       5,852       4,589
  Sales and marketing         658         536       1,458       1,355
  General and
   administrative           2,354         815       4,769       1,808
                       ----------- ----------- ----------- -----------
     Total costs and
      expenses              5,657       3,413      12,079       7,752
                       ----------- ----------- ----------- -----------
LOSS FROM OPERATIONS       (4,296)     (2,480)     (9,618)     (6,452)
                       ----------- ----------- ----------- -----------

OTHER INCOME (EXPENSE)
  Interest Income              24          24          39          55
  Non-cash debt
   conversion interest
   charge                  (1,000)          -      (2,000)          -
  Interest charged on
   convertible debt          (334)          -        (676)          -
  Interest expense             (1)        (71)         (3)       (126)
  Other, net                    2           1           8           2
                       ----------- ----------- ----------- -----------
TOTAL OTHER EXPENSES       (1,309)        (46)     (2,632)        (69)
                       ----------- ----------- ----------- -----------
NET LOSS                   (5,605)     (2,526)    (12,250)     (6,521)

PREFERRED DIVIDENDS             -        (600)          -      (1,200)
                       ----------- ----------- ----------- -----------

NET LOSS ATTRIBUTABLE
 TO COMMON STOCKHOLDERS   $(5,605)    $(3,126)   $(12,250)    $(7,721)
                       =========== =========== =========== ===========

NET LOSS PER SHARE
 ATTRIBUTABLE TO
 COMMON STOCKHOLDERS -
 BASIC AND DILUTED         $(0.09)     $(0.13)     $(0.22)     $(0.32)
                       =========== =========== =========== ===========

WEIGHTED AVERAGE SHARES
 OUTSTANDING - USED
 IN CALCULATING BASIC
 AND DILUTED LOSS
 PER SHARE             63,304,472  23,854,132  56,461,319  23,852,865
                       =========== =========== =========== ===========

(1) Operating expenses include non-cash stock compensation expenses of $2,294 and $4,631 for the three and six month periods ended June 30, 2004, respectively.





                          CASH FLOW SUMMARY

                                             For the six months ended
                                                     June 30,
                                                  2004          2003
                                           ------------   -----------

CASH USED IN OPERATING ACTIVITIES              $(3,408)      $(3,064)

CASH USED IN INVESTING ACTIVITIES                  (83)          (98)

CASH PROVIDED BY FINANCING ACTIVITIES            7,091         5,968
                                           ------------   -----------

NET CHANGE IN CASH                              $3,600        $2,806
                                           ============   ===========


                      CONDENSED BALANCE SHEETS

                                             June 30,    December 31,
                                               2004         2003
                                           ------------- ------------
ASSETS
  Cash and cash equivalents                      $8,660       $5,060
  Accounts receivable - net                       5,176        3,849
  Inventories                                     9,833       11,687
  Notes receivable                                    -          257
  Other current assets                              660        1,262
                                           ------------- ------------
  TOTAL CURRENT ASSETS                           24,329       22,115

  Property and Equipment, net                     4,262        5,553
  Deposits                                           71           71
  Other long-term assets                          2,247        2,318
                                           ------------- ------------

  TOTAL ASSETS                                  $30,909      $30,057
                                           ============= ============

LIABILITIES AND STOCKHOLDERS' EQUITY
  Accounts payable                               $2,621       $2,622
  Accrued expenses                                2,801        3,459
  Current portion of capital lease
   obligations                                       19           65
  Customer deposits                               1,195        2,081
  Deferred revenues                                 798          575
                                           ------------- ------------
  TOTAL CURRENT LIABILITIES                       7,434        8,802

  TOTAL LONG-TERM LIABILITIES                    12,292       10,691


  TOTAL STOCKHOLDERS' EQUITY                     11,183       10,564
                                           ------------- ------------

  TOTAL LIABILITIES & STOCKHOLDERS' EQUITY      $30,909      $30,057
                                           ============= ============

    CONTACT: AirNet Communications Corporation, Melbourne
             Stuart Dawley, 321-953-6783
             sdawley@airnetcom.com